CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 27, 2016

Date of Report

(Date of Earliest Event Reported)

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors (the “Board”) of Vertical Computer Systems, Inc. (the “Company”) has authorized its management to analyze potential spin-off of the Company’s subsidiary, Ploinks, Inc. under which the Company will distribute a portion of the Ploinks, Inc. common stock owned by the Company in the form of a stock dividend to shareholders of the Company. A spin-off would create a stand-alone, publicly-traded personal privacy and security software communications company.

The Company’s management expects to make a final recommendation to the Board within the next few months. If the Board approves a spin-off, such a transaction would likely be completed by the end of the third quarter of 2016, subject to market, regulatory and other conditions.

The Company has granted exclusive rights to Ploinks, Inc., to use the Company’s core communication platform for the personal private communications market in the United States (excluding the healthcare and enterprise markets), under certain conditions.

The primary objective of the Company is to become the leading green energy focused platform for private communication in the world by returning control of personal data to the individual and business entities. The Company will launch three distinct business applications from its private communications platform: personal, enterprise and healthcare. The Company will focus on developing the privacy platform and related applications to ensure continuous strengthening of its technology with guidelines prohibiting expansion into business offerings outside its core privacy focus. The Company and its subsidiaries will develop solutions to allow Internet and social media companies to utilize its private communications platform in conjunction with their own business models.

Ploinks™ version 1.7 is scheduled to be released for beta testing by May 31, 2016. Included in the update to Ploinks™ v1.7 is the ability to view and send PDFs as attachments supplementing its texts and images capability. It is important to note that Ploinks™ is not a social media application in the popular sense; rather, it is an integral component of a private communications channel. Incorporated as part of this private communications channel is the concept of the “Puddle”. The “Puddle” refers to a private storage device where Ploinks™ has been downloaded utilizing the Company’s web server technology, which allows synchronization via Ploinks™ between the user’s mobile device and the Puddle. This gives the Ploinks™ user the ability to backup and control their most sensitive data.

The consumer release of Ploinks™ is predicated upon all facets of the private communication channel being tested with particular emphasis on achieving scalability and the highest standards of security. The finalization of the first consumer release of Ploinks™ will be coordinated with the launch of a marketing plan as well as the legal and business administration aspects of the potential spin-off of Ploinks, Inc. The Company and Ploinks, Inc. believe the potential launch date for Ploinks™ can be determined and announced by the second quarter of 2016.

Certain matters contained in this 8-K concerning the potential spin-off of Ploinks and the anticipated timing of the spin-off, constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

(Registrant)

Date: May 27, 2016	By: /s/ Richard Wade
Richard Wade
President/CEO